NEUBERGER BERMAN EQUITY FUNDS
                            DISTRIBUTION AGREEMENT

                                  SCHEDULE A

      The Series of Neuberger Equity Funds currently subject to this Agreement are as follows:

                                                Date Made A Party
            SERIES                              TO AGREEMENT
            ------                              ------------

Neuberger Berman Focus Fund                     August 2, 1993

Neuberger Berman Genesis Fund                   August 2, 1993

Neuberger Berman Guardian Fund                  August 2, 1993

Neuberger Berman International Fund             November 1, 1995

Neuberger Berman Manhattan Fund                 August 2, 1993

Neuberger Berman Partners Fund                  August 2, 1993

Neuberger Berman Socially Responsive Fund       March 16, 1994

Neuberger Berman Millennium  Fund               October 19, 1998

Neuberger Berman Regency Fund                   April 30, 1999

Neuberger Berman Century Fund                   October 25, 1999